UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 20, 2013

POWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-12488	88-0106100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 Mosley Drive Houston, Texas	77075-1180
(Address of Principal Executive Offices)	(Zip Code)

(713) 944-6900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Action (17CFR240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2013, James F. Clark retired from the board of directors of Powell Industries, Inc. (the “Company”) effective immediately. Mr. Clark’s retirement was not related to any disagreement with the Company over any of its operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on February 20, 2013, Joseph L. Becherer, Michael A. Lucas and Thomas W. Powell were re-elected as directors of the Company with terms ending in 2016. Following the retirement of Mr. Clark as described in Item 5.02 above, the other directors continuing in office are Eugene L. Butler, Christopher E. Cragg, Bonnie V. Hancock, Scott E. Rozzell, Robert C. Tranchon and John D. White. As to each nominee for director, the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, were as follows:

Proposal No. 1: Election of directors

Nominee	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Non-Votes
Joseph L. Becherer	8,106,328	—	2,575,828	—	—
Michael A. Lucas	10,614,717	—	67,439	—	—
Thomas W. Powell	7,934,223	—	2,747,933	—	—

In addition at this annual meeting, the stockholders approved, on an advisory basis, the Company’s “say-on-pay” proposal relating to the compensation paid to the Company’s executives and the related compensation discussion and analysis contained in the Company’s proxy statement relating to such annual meeting as follows:

Proposal No. 2: “Say-on-Pay” advisory vote

FOR	8,184,279	AGAINST	2,431,463	ABSTAIN	66,414

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

POWELL INDUSTRIES, INC.

Date: February 22, 2013

	By:	/s/ Don R. Madison
Don R. Madison
Executive Vice President
Chief Financial and Administrative Officer
(Principal Financial Officer)

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